UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2013
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PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (702) 541-7777
N/A
(Former name or Former Address, if Changed Since Last Report)
 ______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
Effective January 1, 2014, Pinnacle Entertainment, Inc. (the “Company”) is restating the Pinnacle Entertainment, Inc. 401(k) Investment Plan (the “Plan”) and changing the recordkeeper of the Plan from MassMutual Financial Group to Wells Fargo Institutional Retirement and Trust. As a result of the change of recordkeeper, there will be a “blackout period” imposed on participants under the Plan. During the blackout period, all participants under the Plan will be prevented from engaging in certain account transactions such as directing or diversifying investments in individual accounts, obtaining a loan, making a withdrawal or obtaining a distribution from the Plan. In addition, participants will be temporarily unable to engage in transactions in the Company’s common stock fund. The blackout period will begin after 1:00 p.m. Eastern time on December 26, 2013 and is expected to end the week of January 12, 2014.

On December 4, 2013, the Company sent a notice to its directors and executive officers informing them of the blackout period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by submitting a request to: Pinnacle Entertainment, Inc., 8918 Spanish Ridge Avenue, Las Vegas, Nevada, Attn: Secretary, Telephone: 702-541-7777.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Notice delivered to directors and executive officers of Pinnacle Entertainment, Inc. on December 4, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date:	December 4, 2013	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Notice delivered to directors and executive officers of Pinnacle Entertainment, Inc. on December 4, 2013